UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

UTi Worldwide Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

December 8, 2014

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d)

On December 8, 2014, Eric W. Kirchner resigned as Chief Executive Officer (the “CEO”) and as a member of the Board of Directors (the “Board) of UTi Worldwide Inc. (the “Company”). The Board has appointed Edward G. Feitzinger, 47, as CEO of the Company and elected him as a member of the Board as a Class B director, effective immediately. Mr. Feitzinger has been with the Company since 2010. He has served as Executive Vice President-Global Operations since 2012 and previously served as Executive Vice President-Global Contract Logistics. Prior to joining the Company as an employee, Mr. Feitzinger served the Company in a consulting capacity in 2009. Mr. Feitzinger served as Senior Vice President of Golden Gate Logistics from 2006 to 2008 and Vice President of Worldwide Logistics for Hewlett-Packard from 2005-2006. From 2000 to 2005, Mr. Feitzinger was Senior Vice President of Sales and Marketing at Menlo Worldwide, where he also led the technology and engineering division. There are no family relationships between Mr. Feitzinger and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Mr. Feitzinger’s compensation arrangements are expected to be documented pursuant to an amended and restated employment agreement (the “Employment Agreement”) between Mr. Feitzinger and an indirect subsidiary of the Company. The Employment Agreement, which may be terminated by either party upon advance notice as provided for therein, is expected to provide that Mr. Feitzinger’s annual base salary will be $800,000 (subject to future increases, but not decreases). The Employment Agreement is also expected to provide that for fiscal year 2015, Mr. Feitzinger’s target cash performance bonus will remain unchanged. Mr. Feitzinger is expected to be eligible for consideration for an annual cash performance bonus in accordance with the applicable terms of the bonus plan in effect from time to time.

In connection with entering into the Employment Agreement, Mr. Feitzinger is expected to receive a one-time restricted stock unit award with a grant date value equal to $600,000 and an additional stock award equal to 200% of his base salary, 25% in the form of restricted stock units and 75% in the form of performance share units. Thereafter, Mr. Feitzinger is expected to be eligible for consideration for one or more annual equity-based incentive awards, which awards are to be made in accordance with the applicable terms of the incentive plans in effect from time to time and will be determined at the discretion of the Board.

All terms of Mr. Feitzinger’s Employment Agreement are still being finalized and will be disclosed, when available.

On December 8, 2014, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Kirchner. Pursuant to the terms of the Separation Agreement, Mr. Kirchner will receive twelve months of severance payments and certain other cash payments. The Separation Agreement also provides, among other things, for the partial vesting of certain of Mr. Kirchner’s outstanding Restricted Share Unit Awards and Stock Options under the Company’s 2009 Long Term Incentive Plan. In addition, in the event of a Change of Control of UTi Worldwide, as defined in Mr. Kirchner’s Employment Agreement, prior to June 8, 2015, Mr. Kirchner will be entitled to additional cash payments and additional vesting of equity awards. In connection with his resignation, Mr. Kirchner’s Amended and Restated Employment Agreement dated as of March 25, 2010 was terminated, except for the provisions thereof which expressly survive or which are expressly incorporated by reference in the Separation Agreement. A copy of the Separation Agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated December 8, 2014

99.2	Separation Agreement and General Release of Mr. Eric Kirchner, dated as of December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: December 8, 2014	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President, Chief Legal Counsel and Corporate Secretary

Exhibit Index

Exhibit	Description

99.1	Press Release dated December 8, 2014

99.2	Separation Agreement and General Release of Mr. Eric Kirchner, dated as of December 8, 2014